Exhibit 4.1

PIEDMONT NATURAL GAS COMPANY, INC.

AND

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A., AS TRUSTEE

tenth SUPPLEMENTAL INDENTURE

DATED AS OF May 21, 2020

SUPPLEMENT TO INDENTURE DATED AS OF APRIL 1, 1993

3.35% SENIOR NOTES DUE 2050

TABLE OF CONTENTS1

1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS TENTH SUPPLEMENTAL INDENTURE (this “Tenth Supplemental Indenture”), dated as of May 21, 2020, between PIEDMONT NATURAL GAS COMPANY, INC., a corporation organized and existing under the laws of the State of North Carolina (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States, as successor to Citibank, N.A. (the “Trustee”).

WITNESSETH:

WHEREAS, a predecessor to the Company has heretofore executed and delivered to the Trustee an Indenture dated as of April 1, 1993 (the “Base Indenture”, as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture (each as defined below), the “Original Indenture”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of February 25, 1994 (the “First Supplemental Indenture”) pursuant to which the Company assumed all of the obligations of its predecessor company under the Base Indenture;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Second Supplemental Indenture dated as of June 15, 2003 (the “Second Supplemental Indenture”) pursuant to which Section 4.07 (“Limitation on Liens”) of the Base Indenture was amended, applicable to all Series of Debt Securities issued after June 15, 2003;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Third Supplemental Indenture dated as of June 20, 2006 (the “Third Supplemental Indenture”) pursuant to which (i) the Company issued $200,000,000 in aggregate principal amount of its 6.25% Insured Quarterly Notes Series 2006 due 2036 and (ii) the Limitation on Liens and related definitions in Section 1.01 of the Base Indenture were amended, applicable to all series of Debt Securities issued on or after June 20, 2006;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Fourth Supplemental Indenture dated as of May 6, 2011 (the “Fourth Supplemental Indenture”) pursuant to which Section 5.03 of the Base Indenture was amended, applicable to all series of Debt Securities issued on or after May 6, 2011;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Fifth Supplemental Indenture dated as of August 1, 2013 pursuant to which the Company issued $300,000,000 in aggregate principal amount of its 4.65% Senior Notes due 2043;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Sixth Supplemental Indenture dated as of September 18, 2014 pursuant to which the Company issued $250,000,000 in aggregate principal amount of its 4.10% Senior Notes due 2034;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Seventh Supplemental Indenture dated as of September 14, 2015 pursuant to which the Company issued $150,000,000 in aggregate principal amount of its 3.60% Senior Notes due 2025;

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Eighth Supplemental Indenture dated as of July 28, 2016 pursuant to which the Company issued $300,000,000 in aggregate principal amount of its 3.64% Senior Notes due 2046;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Ninth Supplemental Indenture dated as of May 24, 2019 pursuant to which the Company issued $600,000,000 in aggregate principal amount of its 3.50% Senior Notes due 2029;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Tenth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, the Original Indenture provides that the Company and the Trustee may from time to time enter into indentures supplemental thereto to issue and establish the form or terms of a new series of Debt Securities;

WHEREAS, the Company proposes to issue under the Indenture a new series of Debt Securities; and

WHEREAS, the Company represents that all acts and things necessary to constitute this Tenth Supplemental Indenture and the Notes (as defined below), when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company have been done and performed, and the execution of this Tenth Supplemental Indenture has in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this Tenth Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt whereof is hereby acknowledged, the parties have executed and delivered this Tenth Supplemental Indenture and the Company covenants and agrees with the Trustee as follows:

Article 1

3.35% Senior Notes Due 2050

Section 101.           Establishment. There is hereby established a new series of Debt Securities to be issued under the Indenture, to be designated as the Company’s 3.35% Senior Notes Due 2050 (the “Notes”).

There are to be initially authenticated and delivered $400,000,000 aggregate principal amount of Notes; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount without the consent of the Holders of any then outstanding Notes by a Board Resolution authorizing such increase; provided, however, that such additional Notes issued pursuant to such increase will be fungible with the initially issued Notes for U.S. Federal income tax purposes, and any such additional Notes issued in this manner will be consolidated with, and will form a single series with, the initially issued Notes. The Notes shall be issued in definitive fully registered form.

The Notes shall be issued in the form of a Book-Entry Debt Security in substantially the form set out in Exhibit A hereto. The Depository with respect to the Notes shall be The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

2

Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 102.           Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations as determined by the Company.

“Interest Payment Dates” means June 1 and December 1 of each year, commencing December 1, 2020.

“Original Issue Date” means May 21, 2020.

“Par Call Date” means December 1, 2049.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of (1) Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) and (2) a Primary Treasury Dealer selected by each of PNC Capital Markets LLC, SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc., or their respective affiliates or successors; provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Stated Maturity” means June 1, 2050.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

3

Section 103.           Payment of Principal and Interest. The principal of the Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Notes shall bear interest at the rate of 3.35% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Persons in whose name each Note is registered at the close of business on the Record Date for the applicable Interest Payment Date, which will be the close of business on (i) the Business Day immediately preceding such Interest Payment Date so long as all of the Notes remain in the form of a Book-Entry Debt Security or (ii) the fifteenth calendar day next preceding such Interest Payment Date (whether or not such day is a Business Day) if any of the Notes do not remain in the form of a Book-Entry Debt Security, provided that interest payable at the Stated Maturity of principal or on a redemption date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Record Date and will be paid to the Person in whose name the Notes are registered on a subsequent Record Date established for the payment of such defaulted interest by notice given by mail or on behalf of the Company to the Holders no less than fifteen (15) days preceding such subsequent Record Date, such Record Date to be not less than five (5) days preceding the date of payment of such defaulted interest or in any other lawful manner acceptable to the Trustee.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Date. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of the principal and interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by wire transfer to the Holders entitled thereto who have provided appropriate wire transfer instructions to the Trustee, or by check mailed to the Holders of the Notes entitled thereto at their last addresses as they appear on the Debt Security Register or (ii) if the Notes are Book-Entry Debt Securities, the Depository, as Holder of the Notes, shall be entitled to receive payment of interest by wire transfer of immediately available funds.

Section 104.           Denominations. The Notes may be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 105.           Book-Entry Debt Securities. The Notes will be issued in the form of a Book-Entry Debt Security registered in the name of the Depository or its nominee. Except under the limited circumstances described below, Notes represented by the Book-Entry Debt Security will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive, non-global form. The Book-Entry Debt Securities described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

4

Owners of beneficial interests in such a Book-Entry Debt Security will not be considered the Holders thereof for any purpose under the Indenture, and no Book-Entry Debt Security representing a Note shall be exchangeable, except for another Book-Entry Debt Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. The rights of Holders of such Book-Entry Debt Security shall be exercised only through the Depository.

Subject to the procedures of the Depository, a Book-Entry Debt Security shall be exchangeable for Notes registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Book-Entry Debt Security and no successor Depository shall have been appointed by the Company, or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depository is required to be so registered to act as such Depository and no successor Depository shall have been appointed by the Company, in each case within 60 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Book-Entry Debt Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Notes. Any Book-Entry Debt Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depository shall direct.

Section 106.           Transfer. No service charge will be made for the exchange or to register a transfer of Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required to exchange or register a transfer of (a) Notes for a period of fifteen (15) days next preceding the mailing of the notice of any redemption of Notes to be redeemed, or (b) Notes selected, called or being called for redemption, except, in the case of Notes to be redeemed in part, the portion thereof not to be so redeemed.

Section 107.           Redemption at the Company’s Option. Prior to the Par Call Date, the Company shall have the right to redeem the Notes, at its option, at any time in whole or in part and from time to time, at a redemption price calculated by the Company equal to the greater of:

(i)         100% of the principal amount of the Notes to be redeemed; and

(ii)        the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued as of the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 30 basis points;

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, such redemption date.

On or after the Par Call Date, the Company shall have the right to redeem the Notes, at its option, at any time in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such redemption date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to a redemption date shall be payable on such Interest Payment Date to the Holders as of the close of business on the relevant Record Date.

5

On or after the date of redemption, interest will cease to accrue on the Notes or portion of the Notes redeemed. However, interest will continue to accrue if the Company defaults in the payment of the amount due upon redemption.

Notice of redemption to each Holder of the Notes shall be given by the Company, or, at the Company’s request, by the Trustee, in the manner provided in Section 3.02 of the Original Indenture, at least ten (10) and not more than sixty (60) days prior to the date fixed for redemption.

Article 2

Miscellaneous Provisions

Section 201.           Concerning the Trustee. The Trustee accepts the trusts of the Indenture and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, to which the parties hereto and the Holders from time to time agree. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation or warranty as to, and assumes no responsibility for, the validity or adequacy of this Tenth Supplemental Indenture or the Notes, it shall not be accountable for the Company’s use of proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Tenth Supplemental Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 202.           Defeasance; Satisfaction and Discharge. The provisions of Article Thirteen of the Base Indenture shall apply to the Notes.

Section 203.           Sinking Fund. The Notes are not entitled to the benefits of any sinking fund.

Section 204.           Notices. The address for any notice or demand under this Tenth Supplemental Indenture for each of the parties shall be as follows:

If to the Company:
Piedmont Natural Gas Company, Inc.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210
Attention: Treasurer

With a copy to:
Duke Energy Corporation
550 South Tryon Street
Charlotte, North Carolina 28202
Attention: General Counsel

If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, Florida 32256
Attention: Corporate Trust Administration

6

Section 205.           Miscellaneous.

(a)        Except as expressly amended hereby with respect to the Notes, the Original Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

(b)        All the covenants, stipulations, promises and agreements in this Tenth Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

(c)        This Tenth Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d)        If any provision of the Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of or govern the Indenture, such latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

(e)        The titles and headings of the sections of this Tenth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

(f)         This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same instrument. The words “execution,” signed,” signature,” and words of like import in the Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Original Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Opinion of Counsel, Debt Security, the Trustee’s certificate of authentication appearing on or attached to any Debt Security, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 2.06 or elsewhere in the Original Indenture to the execution, attestation or authentication of any Debt Security or any certificate of authentication appearing on or attached to any Debt Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 2.06 or elsewhere in the Original Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Debt Securities of such series.

7

(g)        In case any provision in this Tenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

[Signature page to follow.]

8

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed, and attested, all as of the date first above written.

ATTEST:
PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Robert T. Lucas III		By:	/s/ Karl W. Newlin
	Name:	Robert T. Lucas III		Name:	Karl W. Newlin
	Title:	Assistant Corporate Secretary		Title:	Senior Vice President,
Corporate Development and Treasurer

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

			By:	/s/ Julie Hoffman-Ramos
				Name:	Julie Hoffman-Ramos
				Title:	Vice President

Exhibit A

FORM OF NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS DEBT SECURITY IS A BOOK-ENTRY DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS DEBT SECURITY IS EXCHANGEABLE FOR DEBT SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBT SECURITY (OTHER THAN A TRANSFER OF THIS DEBT SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

PIEDMONT NATURAL GAS COMPANY, INC.

3.35% SENIOR NOTES DUE 2050

No. R-	$

CUSIP No. 720186 AM7

PIEDMONT NATURAL GAS COMPANY, INC., a corporation validly existing under the laws of the State of North Carolina (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                 DOLLARS ($                    ) on June 1, 2050 and to pay interest thereon from May 21, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 (each an “Interest Payment Date”) in each year, commencing December 1, 2020 at the rate of 3.35% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 3.35% per annum on any overdue principal and on any overdue installment of interest. The amount of interest payable on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular Record Date for the applicable Interest Payment Date, which will be the close of business on (i) the Business Day immediately preceding such Interest Payment Date so long this Note remains in the form of a Book-Entry Debt Security or (ii) the fifteenth calendar day next preceding such interest payment date (whether or not such day is a Business Day) if this Note does not remain in the form of a Book-Entry Debt Security, provided that interest payable at the Stated Maturity of principal or on a redemption date as provided in the Indenture will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular Record Date and will be paid to the Person in whose name the Notes are registered at the close of business on a subsequent Record Date established for the payment of such defaulted interest by notice given by mail or on behalf of the Company to the Holders no less than fifteen (15) days preceding such subsequent Record Date, such Record Date to be not less than five (5) days preceding the date of payment of such defaulted interest or in any other lawful manner acceptable to the Trustee.

A-1

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Date. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). In the event that any Interest Payment Date would otherwise be a day that is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on this Note (other than interest payable at maturity) will be made, at the option of the Company, by wire transfer to the Holders entitled thereto who have provided appropriate wire transfer instructions to the Trustee or by check mailed to the address of the Holder as such address shall appear in the Debt Security Register; provided, however, that if this Note is a Book-Entry Debt Security the Depository, as Holder of this Note, shall be entitled to receive payment of interest by wire transfer of immediately available funds. Notices regarding changes of address shall be effective upon recordation in the Debt Securities Register. Payment of the principal of and interest on this Note payable at maturity will be made in immediately available funds upon surrender of this Note at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or such other office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, provided, however, that if this Note is a Book-Entry Debt Security the Depository, as Holder of this Note, shall be entitled to receive payment of interest by wire transfer of immediately available funds in accordance with the arrangements with the Depository.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: May 21, 2020

ATTEST:
PIEDMONT NATURAL GAS COMPANY, INC.

By:		By:
	(Signature)		(Authorized Signature)

[Seal]

A-3

(Reverse Side of Note)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1993, as amended (as amended and supplemented the “Indenture”), between Piedmont Natural Gas Company, Inc., a New York corporation and the predecessor to the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Citibank N.A.), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is a global Book-Entry Debt Security and is limited initially in the aggregate principal amount of $                  ; provided however that the authorized aggregate principal amount of this Note may be increased above such amount by a Board Resolution authorizing such increase.

Prior to December 1, 2049 (the “Par Call Date”), the Company shall have the right to redeem this Note, at its option, at any time in whole or in part and from time to time, at a redemption price calculated by the Company equal to the greater of (i) 100% of the principal amount to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Note to be redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued as of the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points; plus, in each case, accrued and unpaid interest on the principal amount of this Note being redeemed to, but excluding, such redemption date.

On or after the Par Call Date, the Company shall have the right to redeem this Note, at its option, at any time in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of this Note to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, such redemption date.

For purposes of determining the redemption price:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations determined by the Company.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of (a) Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) and (b) a Primary Treasury Dealer selected by each of PNC Capital Markets LLC, SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc., or their respective affiliates or successors; provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

This Note will not have a sinking fund.

If an Event of Default with respect to the Notes shall occur and be continuing, the aggregate principal amount of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Note and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a 66 2/3% in aggregate principal amount of such Debt Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfers hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Debt Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transfers or transferees.

This global Book-Entry Debt Security is exchangeable for Notes in definitive, non-global form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transferor exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT-		Custodian
			(Cust)		(Minor)

TEN ENT-	as tenants by the entireties as joint tenants		under Uniform Gifts to Minors Act
(State)
JT TEN-	with right of survivorship and not as tenants in common

Additional abbreviations may also be used
though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: _______, _______

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Exhibit B

CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: May 21, 2020

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
(Authorized Signature)

B-1